TERMINATION OF VOTING AGREEMENT


         This Termination, dated January ___, 2003, of Voting Agreement (the "Voting Agreement"), dated November 14, 2002, by and between
_____________________ and Robert S. Taubman ("RST").

                                   WITNESSETH:

         WHEREAS, on November ___, 2002, the parties entered into the Voting Agreement conferring on RST the sole and absolute right to vote shares of Common Stock and/or Series B Preferred Stock of Taubman Centers, Inc. (the "Company"); and

         WHEREAS, the parties desire to terminate the Voting Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Effective immediately, the Voting Agreement is hereby terminated, and of no further force or effect.

         2. All terms used herein and not otherwise defined herein have the meaning given to them in the Voting Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



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                                                      Robert S. Taubman



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